SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 23, 2013

 LIFEPOINT HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Fourth Supplemental Indenture

On August 23, 2013, following receipt of the requisite consents from the holders of the 6.625% Senior Notes due 2020 (the “Notes”) of LifePoint Hospitals, Inc. (the “Company”), the Company entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture, dated as of September 23, 2010 (as previously supplemented, the “Indenture”), governing the Notes. The Fourth Supplemental Indenture amends the Indenture to limit the amount of assets that may be attributed to non-guarantor subsidiaries and the amount of indebtedness that may be incurred by non wholly owned subsidiaries that are non-guarantor subsidiaries under the Indenture.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Barclays Capital Inc. acted as the solicitation agent with respect to the solicitation of consents from holders of the Notes in connection with the Fourth Supplemental Indenture and received customary fees therefor.

Credit Agreement Amendment

On August 23, 2013, the Company entered into Amendment No. 2 (the “Credit Agreement Amendment”) by and among the Company, the lenders party thereto, Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and consented to by Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as lead arrangers, to that certain Credit Agreement, dated as of July 24, 2012, among the Company, the lenders party thereto, the Administrative Agent, Bank of America, N.A. and Barclays Bank PLC, as co-syndication agents and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC as joint lead arrangers and joint bookrunners, as amended by Incremental Facility Amendment No. 1 dated as of February 6, 2013 (as previously amended, the “Original Credit Agreement” and, together with the Credit Agreement Amendment, the “Credit Agreement”).

The Credit Agreement Amendment eliminates the requirement that non-wholly owned subsidiaries provide guarantees in respect of indebtedness incurred under the Credit Agreement, modifies the requirements to exclude certain wholly owned subsidiaries from having to provide such guarantees, and modifies certain affirmative and negative covenants to effectuate the new provisions regarding guarantees.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain of the lenders and their affiliates have performed and may in the future perform various commercial banking, investment banking, underwriting, financial advisory and other financial services for the Company for which they have received and may in the future receive customary fees therefor.

Item 3.03.  Material Modification to Rights of Security Holders.

To the extent applicable, the information in Item 1.01 under the heading “Fourth Supplemental Indenture”  is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

4.1

Fourth Supplemental Indenture, dated as of August 23, 2013, by and among LifePoint Hospitals, Inc. the guarantors named herein and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of September 23, 2010, as supplemented.

10.1

Credit Agreement Amendment No.2, dated as of August 23, 2013, by and among LifePoint Hospitals, Inc., the lenders party thereto, Citibank, N.A., as administrative agent and consented to by Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as lead arrangers, to that certain Credit Agreement, dated as of July 24, 2012, among LifePoint Hospitals, Inc., the lenders party thereto, the Administrative Agent, Bank of America, N.A. and Barclays Bank PLC, as co-syndication agents and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC as joint lead arrangers and joint bookrunners, as amended by Incremental Facility Amendment No. 1 dated as of February 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By:	/s/ Michael S. Coggin
		Name:	Michael S. Coggin
		Title:	Senior Vice President and Chief Accounting Officer

Dated: August 26, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1

Fourth Supplemental Indenture, dated as of August 23, 2013, by and among LifePoint Hospitals, Inc. the guarantors named herein and The Bank of New York Mellon Trust Company, N.A., as trustee to the Indenture, dated as of September 23, 2010, as supplemented.

10.1

Credit Agreement Amendment No.2, dated as of August 23, 2013, by and among LifePoint Hospitals, Inc., the lenders party thereto, Citibank, N.A., as administrative agent and consented to by Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as lead arrangers, to that certain Credit Agreement, dated as of July 24, 2012, among LifePoint Hospitals, Inc., the lenders party thereto, the Administrative Agent, Bank of America, N.A. and Barclays Bank PLC, as co-syndication agents and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC as joint lead arrangers and joint bookrunners, as amended by Incremental Facility Amendment No. 1 dated as of February 6, 2013.